Exhibit 99.1
NPK REPORTS SECOND QUARTER 2025 RESULTS
Company reports record rental revenues; Raises full-year guidance

THE WOODLANDS, TEXAS – August 5, 2025 – NPK International Inc. (NYSE: NPKI) (“NPK” or the “Company”) today announced results for the three and six months ended June 30, 2025.
SECOND QUARTER 2025 RESULTS
(all comparisons versus the prior year period unless otherwise noted)
•Revenues of $68.2 million, +2%; Rental revenues of $31.7 million, +34%
•Operating income from continuing operations of $11.6 million, 17.0% operating margin
•Income from continuing operations of $8.8 million, or $0.10 per diluted share
•Adjusted EBITDA from Continuing Operations of $18.8 million, 27.5% Adjusted EBITDA margin
•Total cash of $26.0 million and total debt of $9.3 million as of June 30, 2025
•Cash flow from operating activities of $21.4 million; Free Cash Flow of $11.2 million
•Repurchased $6 million of common equity, 1% of outstanding shares
•Established new $150 million revolving credit facility
•Announced Global Industry Classification Standard (GICS®) code changed to 20107010 (Industrials/Capital Goods/Trading Companies & Distributors)

	Second Quarter
(In millions)	2025	2024	Change
Revenues	$68.2	$66.8	$1.4
Operating income from continuing operations	$11.6	$12.5	$(0.9)
Income from continuing operations per common share - Diluted	$0.10	$0.10	$—
Adjusted EBITDA from continuing operations	$18.8	$17.9	$0.9
Operating margin from continuing operations (%)	17.0%	18.7%	-170	bps
Adjusted EBITDA margin from continuing operations (%)	27.5%	26.8%	70	bps
Net cash provided by operating activities	$21.4	$27.6	$(6.2)
Free Cash Flow	$11.2	$21.9	$(10.7)
MANAGEMENT COMMENTARY
“Our disciplined execution once again resulted in strong organic growth in the second quarter, highlighted by rental revenue growth of 34% to $32 million, another single quarter record,” stated Matthew Lanigan, President and CEO of NPK. “The strong demand we experienced late in the first quarter continued through the second quarter, driven by ongoing strength in our core utility and critical infrastructure markets, with notable strength in large scale utility projects that has the added benefit of driving longer contract durations and increased visibility. To meet the concurrent surge in demand on several large-scale projects, we leveraged our rental fleet and logistics capabilities, as well as our third-party network to successfully deliver for our customers and highlight our position as one of the few providers with the ability to scale rapidly and successfully execute during even the most dynamic market environments.”

“We remain excited by the ongoing momentum in our business, further validating our long-term growth strategy, which is focused on growing our rental fleet scale, expanding our geographic footprint, and providing industry leading products and services to our customers,” continued Lanigan. “As we look ahead to the second half, we continue to be encouraged by the strength in our core markets and the pipeline of rental projects and products sales we are pursuing. Based on our strong first half performance and our visibility into continued momentum into the second half, we are pleased to once again raise our full-year revenue and EBITDA expectations for fiscal 2025.”
“We continued to execute under our disciplined capital allocation framework during the second quarter, as we made additional investments to expand our rental fleet and returned capital through our share repurchase program, all while maintaining ample financial flexibility,” noted Lanigan. “We repurchased another 1% of our outstanding shares during the quarter and further expanded our rental fleet by 5%, as we continue to build on our leading position within the composite rental market. With the recent establishment of our new bank facility in June, we had approximately $175 million of cash and available liquidity as of June 30, 2025, providing us significant flexibility to support our strategic growth plans and capital allocation strategy.”
“We are very pleased by our strong results during the first half of 2025, which are a direct result of the dedicated focus on our key strategic priorities combined with the favorable market trends. We look to further take advantage of these favorable conditions by remaining committed to our key initiatives, which include delivering consistent organic growth, driving operating efficiency, and return of capital optimization, all with a focus on driving long-term shareholder value,” concluded Lanigan.
BUSINESS UPDATE
NPK’s business plan is designed to drive organic commercial growth within targeted, higher-margin product and rental markets; improve asset optimization and organizational efficiency; and pursue a capital allocation strategy that prioritizes investments with superior return profiles, together with a programmatic return of capital program.
Second quarter 2025 highlights include:
•Strong customer demand for matting rental and related services. Revenues from specialty rental and related services increased to $46 million in the second quarter of 2025, with record rental revenues driven by strong demand in support of power transmission projects. Revenues from product sales were $22 million for the second quarter of 2025, reflecting continued strength in demand from utility companies and other fleet owners supporting the utilities and critical infrastructure end-markets.
•Improved operating efficiency. NPK remains focused on efficiency improvements and operating cost optimization across every aspect of its business. The Company continues to evaluate and execute actions intended to streamline the organization and its cost structure, while targeting SG&A as a percentage of revenue in the mid-teens by early 2026. In the second quarter of 2025, NPK’s SG&A as a percentage of revenue was 20%, which includes approximately $2 million in elevated costs related to performance-based incentives, along with severance costs associated with ongoing streamlining efforts. The expense for performance-based incentives includes both long-term awards measured on the Company’s total shareholder return (“TSR”) relative to the designated peer group, as well as short-term incentives tied to 2025 sales, profitability and other performance targets.
•Robust return of capital program. During the second quarter of 2025, the Company used $6 million of cash to repurchase 0.8 million (1%) of outstanding shares under the repurchase program.

FINANCIAL PERFORMANCE
In the second quarter of 2025, NPK generated income from continuing operations of $8.8 million, or $0.10 per diluted share, on total revenue of $68.2 million, compared to $8.6 million, or $0.10 per diluted share, on total revenue of $66.8 million, in the second quarter of 2024. Gross margin was 36.9% in the second quarter of 2025, compared to 37.2% in the prior year period. The Company reported Adjusted EBITDA from Continuing Operations of $18.8 million in the second quarter of 2025, or 27.5% of total revenue, compared to $17.9 million, or 26.8% of total revenue, in the prior year period.
Selling, general and administrative expenses were $13.7 million (20.0% of revenues) in the second quarter of 2025, compared to $12.8 million (19.1% of revenues) in the second quarter of 2024.
BALANCE SHEET AND LIQUIDITY
As of June 30, 2025, NPK remained in a net cash positive position, with total cash of $26.0 million, total debt of $9.3 million, and available liquidity under its senior secured revolving credit facility of $148 million.
Operating cash flow was $21.4 million in the second quarter of 2025. Capital investments used $10.2 million, net, primarily funding the expansion of the mat rental fleet to support increased customer demand, while $8.5 million was used to fund the purchase of treasury shares, including purchases under our repurchase program and shares withheld upon vesting of employee equity awards for the settlement of tax obligations.
FINANCIAL GUIDANCE
The following forward-looking guidance reflects the Company’s current expectations and beliefs as of August 5, 2025, and is subject to change. The following statements apply only as of the date of this disclosure and are expressly qualified in their entirety by the cautionary statements included elsewhere in this document.
For the full year 2025, NPK currently anticipates the following:
•Revenues in a range of $250 million to $260 million
•Adjusted EBITDA in a range of $68 million to $74 million
•Capital expenditures in a range of $35 million to $40 million
SECOND QUARTER 2025 RESULTS CONFERENCE CALL
A conference call will be held Wednesday, August 6, 2025 at 9:30 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.
A webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.npki.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
To participate in the live teleconference:

Domestic Live:	800-715-9871
International Live:	646-307-1963
Conference ID:	8869084
To listen to a replay of the teleconference, which subsequently will be available through August 13, 2025:

Domestic Replay:	800-770-2030
International Replay:	647-362-9199
ABOUT NPK INTERNATIONAL
NPK International Inc. is a temporary worksite access solutions company that manufactures, sells, and rents recyclable composite matting products, along with a full suite of services, including planning, logistics, and site restoration. The Company delivers superior quality and reliability across critical infrastructure markets, including electrical transmission and distribution, oil and gas exploration, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.npki.com.
FORWARD-LOOKING STATEMENTS
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “guidance,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by NPK, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to our sale of the Fluids Systems business; our ability to generate organic growth; economic and market conditions that may impact our customers’ future spending; the effective management of our fleet, including our ability to properly manufacture, safeguard, and maintain our fleet; international operations; operating hazards present in our and our customers’ industries and substantial liability claims; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; expanding our services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments and business acquisitions; market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity incidents or business system disruptions; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. NPK’s filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.npki.com.
INVESTOR RELATIONS CONTACT
Investors@npki.com

NPK International Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues	$68,233	$64,777	$66,791	$133,010	$115,758
Cost of revenues	43,052	39,527	41,966	82,579	73,291
Selling, general and administrative expenses	13,657	11,746	12,750	25,403	24,330
Other operating (income) loss, net	(105)	(24)	(432)	(129)	(1,336)
Operating income from continuing operations	11,629	13,528	12,507	25,157	19,473

Foreign currency exchange (gain) loss	(626)	(314)	487	(940)	732
Interest (income) expense, net	1	(48)	909	(47)	1,669
Income from continuing operations before income taxes	12,254	13,890	11,111	26,144	17,072

Provision for income taxes from continuing operations	3,470	3,515	2,483	6,985	4,390
Income from continuing operations	8,784	10,375	8,628	19,159	12,682
Income (loss) from discontinued operations, net of tax	(106)	(372)	(588)	(478)	2,651
Net income	$8,678	$10,003	$8,040	$18,681	$15,333

Income (loss) per common share - basic
Income from continuing operations	$0.10	$0.12	$0.10	$0.22	$0.15
Income (loss) from discontinued operations	—	—	(0.01)	—	0.03
Net income	$0.10	$0.12	$0.09	$0.22	$0.18

Income (loss) per common share - diluted
Income from continuing operations	$0.10	$0.12	$0.10	$0.22	$0.15
Income (loss) from discontinued operations	—	(0.01)	(0.01)	—	0.03
Net income	$0.10	$0.11	$0.09	$0.22	$0.18

Weighted average shares:
Basic	84,480	86,057	85,473	85,264	85,237
Diluted	85,423	86,996	87,626	86,205	87,435

NPK International Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues
Rental revenues	$31,654	$28,110	$23,682	$59,764	$44,914
Service revenues	14,658	15,283	12,714	29,941	26,663
Product sales revenues	21,921	21,384	30,395	43,305	44,181
Total revenues	$68,233	$64,777	$66,791	$133,010	$115,758

Operating income from continuing operations	$11,629	$13,528	$12,507	$25,157	$19,473
Operating margin from continuing operations	17.0%	20.9%	18.7%	18.9%	16.8%

NPK International Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$26,012	$17,756
Receivables, net	60,975	74,841
Inventories	11,084	14,659
Prepaid expenses and other current assets	4,294	5,728
Total current assets	102,365	112,984

Property, plant and equipment, net	202,243	187,483
Operating lease assets	11,021	11,793
Goodwill	47,555	47,222
Other intangible assets, net	9,356	10,331
Deferred tax assets	9,681	15,593
Other assets	11,461	8,276
Total assets	$393,682	$393,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$3,429	$2,900
Accounts payable	22,051	19,459
Accrued liabilities	18,352	22,300
Total current liabilities	43,832	44,659

Long-term debt, less current portion	5,907	4,827
Noncurrent operating lease liabilities	9,974	10,896
Deferred tax liabilities	1,456	1,203
Other noncurrent liabilities	3,678	5,602
Total liabilities	64,847	67,187

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 and 111,669,464 shares issued, respectively)	1,117	1,117
Paid-in capital	629,952	633,239
Accumulated other comprehensive loss	(2,502)	(2,871)
Retained earnings (deficit)	(120,785)	(139,466)
Treasury stock, at cost (27,107,560 and 25,114,978 shares, respectively)	(178,947)	(165,524)
Total stockholders’ equity	328,835	326,495
Total liabilities and stockholders’ equity	$393,682	$393,682

NPK International Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2025	2024
Cash flows from operating activities:
Net income	$18,681	$15,333
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	11,974	14,835
Stock-based compensation expense	2,596	3,122
Provision for deferred income taxes	6,164	(2,196)
Credit loss expense	19	1,040
Gain on sale of assets	(1,557)	(1,049)
Gain on insurance recovery	—	(874)
Amortization of original issue discount and debt issuance costs	313	260
Change in assets and liabilities:
(Increase) decrease in receivables	(6,283)	4,369
Decrease in inventories	3,596	12,158
Increase in other assets	(1,924)	(1,524)
Increase in accounts payable	1,823	647
Decrease in accrued liabilities and other	(5,134)	(6,590)
Net cash provided by operating activities	30,268	39,531

Cash flows from investing activities:
Capital expenditures	(21,705)	(20,468)
Proceeds from divestitures	14,485	—
Proceeds from sale of property, plant and equipment	3,320	2,042
Proceeds from insurance property claim	—	1,385
Other investing activities	3,089	—
Net cash provided by (used in) investing activities	(811)	(17,041)

Cash flows from financing activities:
Borrowings on lines of credit	—	87,444
Payments on lines of credit	—	(101,077)
Debt issuance costs	(797)	—
Purchases of treasury stock	(19,291)	(4,332)
Proceeds from employee stock plans	—	17
Other financing activities	(1,704)	(7,040)
Net cash used in financing activities	(21,792)	(24,988)

Effect of exchange rate changes on cash	110	(961)

Net increase (decrease) in cash, cash equivalents, and restricted cash	7,775	(3,459)
Cash, cash equivalents, and restricted cash at beginning of period	18,237	38,901
Cash, cash equivalents, and restricted cash at end of period	$26,012	$35,442

NPK International Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Income (Loss) from Continuing Operations, Adjusted Income (Loss) from Continuing Operations Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”) from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, and Free Cash Flow.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Income (Loss) from Continuing Operations and Adjusted Income (Loss) from Continuing Operations Per Common Share
The following tables reconcile the Company’s income from continuing operations and income from continuing operations per common share calculated in accordance with GAAP to the non-GAAP financial measures of Adjusted Income from Continuing Operations and Adjusted Income from Continuing Operations Per Common Share:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Income from continuing operations (GAAP)	$8,784	$10,375	$8,628	$19,159	$12,682
Gain on insurance recovery	—	—	—	—	(67)
Gain on legal settlement	—	—	—	—	(550)
Severance costs	359	27	175	386	808
Tax on adjustments	(75)	(6)	(37)	(81)	(40)
Adjusted Income from Continuing Operations (non-GAAP)	$9,068	$10,396	$8,766	$19,464	$12,833

Adjusted Income from Continuing Operations (non-GAAP)	$9,068	$10,396	$8,766	$19,464	$12,833

Weighted average common shares outstanding - basic	84,480	86,057	85,473	85,264	85,237
Dilutive effect of stock options and restricted stock awards	943	939	2,153	941	2,198
Weighted average common shares outstanding - diluted	85,423	86,996	87,626	86,205	87,435

Adjusted Income from Continuing Operations Per Common Share - Diluted (non-GAAP):	$0.11	$0.12	$0.10	$0.23	$0.15

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations
The following table reconciles the Company’s income from continuing operations calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA Margin from Continuing Operations:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues	$68,233	$64,777	$66,791	$133,010	$115,758

Operating income from continuing operations (GAAP)	$11,629	$13,528	$12,507	$25,157	$19,473

Income from continuing operations (GAAP)	$8,784	$10,375	$8,628	$19,159	$12,682
Interest expense, net	1	(48)	909	(47)	1,669
Provision for income taxes	3,470	3,515	2,483	6,985	4,390
Depreciation and amortization	6,172	5,802	5,674	11,974	11,340
EBITDA from Continuing Operations (non-GAAP)	18,427	19,644	17,694	38,071	30,081
Gain on insurance recovery	—	—	—	—	(67)
Gain on legal settlement	—	—	—	—	(550)
Severance costs	359	27	175	386	808
Adjusted EBITDA from Continuing Operations (non-GAAP)	$18,786	$19,671	$17,869	$38,457	$30,272
Operating Margin from Continuing Operations (GAAP)	17.0%	20.9%	18.7%	18.9%	16.8%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	27.5%	30.4%	26.8%	28.9%	26.2%

Free Cash Flow
The following table reconciles the Company’s net cash provided by operating activities calculated in accordance with GAAP to the non-GAAP financial measure of Free Cash Flow:

Consolidated	Three Months Ended			Six Months Ended
(In thousands)	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net cash provided by operating activities (GAAP)	$21,440	$8,828	$27,581	$30,268	$39,531
Capital expenditures	(11,694)	(10,011)	(6,586)	(21,705)	(20,468)
Proceeds from sale of property, plant and equipment	1,502	1,818	899	3,320	2,042
Free Cash Flow (non-GAAP)	$11,248	$635	$21,894	$11,883	$21,105

NPK International Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Trailing Twelve Months (“TTM”)

Consolidated	Three Months Ended				TTM
(In thousands)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	June 30, 2025
Revenues	$44,207	$57,524	$64,777	$68,233	$234,741
Operating income from continuing operations (GAAP)	$1,234	$11,644	$13,528	$11,629	$38,035

Income from continuing operations (GAAP)	$14,869	$8,048	$10,375	$8,784	$42,076
Interest (income) expense, net	943	9	(48)	1	905
Provision (benefit) for income taxes from continuing operations	(14,016)	2,888	3,515	3,470	(4,143)
Depreciation and amortization	5,592	5,724	5,802	6,172	23,290
EBITDA from Continuing Operations (non-GAAP)	7,388	16,669	19,644	18,427	62,128
Severance costs	113	416	27	359	915
Adjusted EBITDA from Continuing Operations (non-GAAP)	$7,501	$17,085	$19,671	$18,786	$63,043
Operating Margin from Continuing Operations (GAAP)	2.8%	20.2%	20.9%	17.0%	16.2%
Adjusted EBITDA Margin from Continuing Operations (non-GAAP)	17.0%	29.7%	30.4%	27.5%	26.9%

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